As filed with the Securities and Exchange Commission on April 30, 2004
                                                      Registration No. 333-65530

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

           -----------------------------------------------------------

                                      S-8/A
                   Post-Effective Amendment No. 1 to Form S-8

           -----------------------------------------------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

           -----------------------------------------------------------

                               Optimal Group Inc.
               (Exact Name of Registrant as Specified in Charter)

                                     Canada
         (State or Other Jurisdiction of Incorporation or Organization)

                                   98-0160833
                      (I.R.S. Employer Identification No.)

                              1 Place Alexis-Nihon
                   3400 de Maisonneuve Blvd. West, 12th Floor
                        Montreal (Quebec) Canada H3Z 3B8
                    (Address of Principal Executive Offices)

                             1997 Stock Option Plan
                            (Full Title of the Plan)

       CT Corporation System, 111 Eighth Avenue, New York, New York 10011
                     (Name and Address of Agent for Service)

                                 (212) 894-8400
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                               Guy P. Lander, Esq.
                       Davies Ward Phillips & Vineberg LLP
                               625 Madison Avenue
                            New York, New York 10022
                            Telephone: (212) 308-8866

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
    Title of                             Proposed Maximum    Proposed Maximum         Amount
   Securities             Amount          Offering Price    Aggregate Offering          Of
To Be Registered     To Be Registered      Per Share(1)          Price(1)        Registration Fee
-------------------------------------------------------------------------------------------------
Class "A" shares
without par value     3,000,000(2)(3)        $7.07             $21,210,000            $2,687.31
=================================================================================================

(1) Pursuant to Rule 457(c) and (h), calculated for an aggregate of 3,000,000 common shares that may be issued under options available for grant under the Plan by averaging the high and low prices of the common shares as reported on the Nasdaq National Market, on April 28, 2004.

(2) Represents common shares issuable upon exercise of stock options granted or to be granted under the Plan for which no registration statement has previously been filed.

(3) Pursuant to Rule 416(c), this registration statement also covers such indeterminate number of common shares that may become issuable in accordance with the anti-dilution provisions of the Plan.

                                EXPLANATORY NOTE

      On July 20, 2001, Optimal Group Inc., formerly, Optimal Robotics Corp. (the "registrant") filed a registration statement on Form S-8 (registration no. 333-65530) (the "July 2001 Registrant Statement") registering 3,000,000 Class "A" shares, no par value ("common shares"), issuable upon exercise of stock options granted under or subsequently made subject to the registrant's 1997 Stock Option Plan, as amended (the "Plan"). The registrant has prepared this post-effective amendment to the July 2001 Registration Statement to register an additional 3,000,000 common shares issuable upon exercise of options granted or available for grant under the Plan. Pursuant to Form S-8, General Instruction E, the registrant incorporates by reference herein the contents of the July 2001 Registration Statement (333-65530).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement pursuant to the instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Leon P. Garfinkle, who has issued the legal opinion filed herewith as
Exhibit 5.1, is the Senior Vice President, General Counsel and Secretary of the Registrant.

Item 8. Exhibits.

      4.1   1997 Stock Option Plan of the Registrant, as amended.

      5.1   Opinion of Leon P. Garfinkle.

      23.1  Consent of KPMG LLP.

      23.2  Consent of Leon P. Garfinkle (included in Exhibit 5.1).

      24.1 Power of Attorney (included on the signature page of this registration statement).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada on April 30, 2004.

                                     OPTIMAL GROUP INC.
                                     (Registrant)



                                     By:          /s/ Neil S. Wechsler
                                         ---------------------------------------
                                         Neil S. Wechsler, Co-Chairman and Chief
                                         Executive Officer (Principal Executive
                                         Officer)


                                     By:          /s/ Gary S. Wechsler
                                         ---------------------------------------
                                         Gary S. Wechsler, Treasurer and Chief
                                         Financial Officer (Principal Accounting
                                         Officer)

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Neil S. Wechsler and Gary S. Wechsler, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with full authority to execute in the name of each such person in the capacities indicated below, and to file with the Securities and Exchange Commission, together with any exhibits thereto, any and all amendments, including post-effective amendments, to this registration statement necessary or advisable to enable the Registrant to comply with the applicable provisions of the Securities Act and all requirements of the Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                         Date
---------                                -----                         ----


/s/ Neil S. Wechsler                    Director                  April 30, 2004
-----------------------------
Neil S. Wechsler


/s/ Holden L. Ostrin                    Director                  April 30, 2004
-----------------------------
Holden L. Ostrin


/s/ Henry M. Karp                       Director                  April 30, 2004
-----------------------------
Henry M. Karp


/s/ Leon P. Garfinkle                   Director                  April 30, 2004
-----------------------------
Leon P. Garfinkle


/s/ Sydney Sweibel                      Director                  April 30, 2004
-----------------------------
Sydney Sweibel


/s/ Jonathan J. Ginns                   Director                  April 30, 2004
-----------------------------
Jonathan J. Ginns


/s/ James S. Gertler                    Director; Authorized      April 30, 2004
-----------------------------           U.S. Representative
James S. Gertler


/s/ Thomas D. Murphy                    Director                  April 30, 2004
-----------------------------
Thomas D. Murphy

                                  EXHIBIT INDEX

Exhibit No.       Title
-----------       -----

    4.1           1997 Stock Option Plan of the Registrant, as amended.

    5.1           Opinion of Leon P. Garfinkle.

    23.1          Consent of KPMG LLP.

    23.2          Consent of Leon P. Garfinkle (included in Exhibit 5.1).

    24.1 Power of Attorney (included on the signature page of this registration statement).